EXHIBIT 21.1

                   SUBSIDIARIES OF THE WORLD GOLF LEAGUE, INC.

THE WORLD GOLF LEAGUE, INC.
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     A WHOLLY OWNED FLORIDA CORPORATION

WGL ENTERTAINMENT, INC.
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     A WHOLLY OWNED NEVADA CORPORATION


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